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                                                                     EXHIBIT 3.2


                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                               BOCA RESORTS, INC.

                             a Delaware corporation


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                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
ARTICLE I.

MEETINGS OF STOCKHOLDERS                                                  1
         Section 1.  Annual Meeting                                       1
         Section 2.  Special Meetings                                     1
         Section 3.  Place                                                1
         Section 4.  Notice                                               1
         Section 5.  Notice of Adjourned Meetings                         2
         Section 6.  Fixing Record Date                                   2
         Section 7.  Voting Record                                        3
         Section 8.  Stockholder Quorum and Voting                        3
         Section 9.  Voting of Shares                                     4
         Section 10. Proxies                                              4
         Section 11. Voting Trusts                                        5
         Section 12. Stockholders' Agreements                             5
         Section 13. Action by Stockholders Without a Meeting             5
         Section 14. Inspectors of Election                               5
         Section 15. Conduct of Meetings                                  6
         Section 16. Notice of Stockholders Business and Nominations      7

ARTICLE II.
DIRECTORS                                                                 11
         Section 1.  Function                                             11
         Section 2.  Qualification                                        11
         Section 3.  Compensation                                         11
         Section 4.  Reliance by Directors                                11
         Section 5.  Number                                               11
         Section 6.  Election and Term                                    11
         Section 7.  Vacancies                                            12
         Section 8.  Removal of Directors                                 12
         Section 9.  Quorum and Voting                                    12
         Section 10. Director Conflicts of Interest                       12
         Section 11. Executive and Other Committees                       13
         Section 12. Place of Meetings                                    13
         Section 13. Time, Notice and Call of Meetings                    13
         Section 14. Action Without a Meeting                             14

ARTICLE III.
OFFICERS                                                                  15
         Section 1.  Officers                                             15
         Section 2.  Duties                                               15
         Section 3.  Removal of Officers                                  16

ARTICLE IV.
INDEMNIFICATION                                                           16
         Section 1.  Right to Indemnification                             16
         Section 2.  Prepayment of Expenses                               17
         Section 3.  Claims                                               17



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         Section 4.  Nonexclusivity of Rights                             17
         Section 5.  Other Sources                                        17
         Section 6.  Amendment or Repeal                                  18
         Section 7.  Other Indemnification and Prepayment of Expenses     18

ARTICLE V.
STOCK CERTIFICATES                                                        18
         Section 1.  Issuance                                             18
         Section 2.  Form                                                 18
         Section 3.  Transfer of Stock                                    19
         Section 4.  Lost, Stolen or Destroyed Certificates               19

ARTICLE VI.
BOOKS AND RECORDS                                                         19

ARTICLE VII.
DIVIDENDS                                                                 20

ARTICLE VIII.
CORPORATE SEAL                                                            20

ARTICLE IX.
AMENDMENT                                                                 20





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                              AMENDED AND RESTATED
                                     BY-LAWS

                                       OF

                               BOCA RESORTS, INC.,
                             A DELAWARE CORPORATION

                      ARTICLE I. MEETINGS OF STOCKHOLDERS

SECTION 1. ANNUAL MEETING.

         The annual meeting of the stockholders of this corporation shall be held at the time and place designated by the Board of Directors. Business transacted at the annual meeting shall include the election of directors of the corporation.

SECTION 2. SPECIAL MEETINGS.

         Special meetings of stockholders for any purpose or purposes shall only be called by the Board of Directors, and may not be called by any other person or persons. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the corporation's notice of meeting.

SECTION 3. PLACE.

         Meeting of stockholders may be held within or without the State of Delaware.

SECTION 4.  NOTICE.

         Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the meeting, either personally or by United States mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.




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SECTION 5. NOTICE OF ADJOURNED MEETINGS.

         When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, the adjournment is for more than 30 days or if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each stockholder of record entitled to vote at such meeting.

SECTION 6. FIXING RECORD DATE.

         In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business




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on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 7. LIST OF STOCKHOLDERS ENTITLED TO VOTE.

         The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 8. STOCKHOLDER QUORUM AND VOTING.

         A majority in voting power of the outstanding shares entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. When a specified item of business is required to be voted on by a class or series of stock, a majority in voting power of the outstanding shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

         If a quorum is present, the affirmative vote of the majority in voting power of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders unless otherwise provided by law, the Certificate of Incorporation, these By-Laws or the rules or regulations of any stock exchange applicable to the corporation or pursuant to any regulation applicable to the corporation. Notwithstanding the immediately preceding sentence, at all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. After a quorum has been established at a stockholders' meeting, the subsequent withdrawal of stockholders, so as to reduce the number of stockholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.



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SECTION 9. VOTING OF SHARES.

         Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, unless otherwise provided for in the Certificate of Incorporation, or any amendments thereto, or any certificate of designation filed on behalf of this corporation.

         Shares of stock of this corporation belonging to this corporation or to another corporation, if the majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by this corporation, shall not be entitled to vote, and shall not be counted for quorum purposes. Nothing in this Section shall be construed as limiting the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         Subject to the terms of the Certificate of Incorporation and any certificate of designation of the corporation, on and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instrument and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

SECTION 10. PROXIES.

         Every stockholder entitled to vote at a meeting of stockholders or to express consent without a meeting or a stockholder's duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law. Notwithstanding the immediately preceding sentence, a proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.




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SECTION 11. VOTING TRUSTS.

         One stockholder or two or more stockholders of this corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law. Where a copy of a voting trust agreement has been deposited with the corporation's registered agent as provided by law, such copy shall be open to the inspection of any stockholder of the corporation or any beneficiary of the trust under the agreement daily during business hours.

SECTION 12. STOCKHOLDERS' AGREEMENTS.

         Two or more stockholders of this corporation may enter an agreement providing for the exercise of voting rights in the manner provided in the agreement or relating to any phase of the affairs of the corporation as provided by law. Nothing therein shall impair the right of this corporation to treat the stockholders of record as entitled to vote the shares standing in their names.

SECTION 13. ACTION BY STOCKHOLDERS WITHOUT A MEETING.

         Any action required by law, these By-Laws, or the Certificate of Incorporation to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation. SECTION

14. INSPECTORS OF ELECTION.

         The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate




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inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

SECTION 15. CONDUCT OF MEETINGS.

         The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting




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shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 16.  NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

         (a) ANNUAL MEETINGS OF STOCKHOLDERS. (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the corporation's notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or
(iii) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 16 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 16.

         (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 16, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting (PROVIDED, HOWEVER, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth
(90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such





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stockholder's notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (B) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (B) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (C) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (D) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.




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         (3) Notwithstanding anything in the second sentence of paragraph (a)(2)
of this Section 16 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 16 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

         (b) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 16 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 16. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this
Section 16 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.




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         (c) GENERAL. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 16 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 16. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 16 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (a)(2)(iii)(d) of this
Section 16) and (ii) if any proposed nomination or business was not made or proposed in compliance with this Section 16, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 16, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

         (2) For purposes of this Section 16, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

         (3) Notwithstanding the foregoing provisions of this Section 16, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 16. Nothing in this Section 16 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) of the holders of any series of Preferred Stock of the corporation to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.



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                                   ARTICLE II.

                                    DIRECTORS

SECTION 1. FUNCTION.

         All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed by or under the direction of, the Board of Directors.

SECTION 2. QUALIFICATION.

         Directors need not be residents of the State of Delaware or stockholders of this corporation.

SECTION 3. COMPENSATION.

         The Board of Directors shall have authority to fix the compensation of directors.

SECTION 4. RELIANCE BY DIRECTORS.

         In performing his duties, a director, or a member of any committee designated by the Board of Directors, shall be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements in each case presented to the corporation by (1) one or more officers or employees of the corporation or committees of the Board of Directors, or (2) other persons as to matters which the person reasonably believes to be within such person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

SECTION 5. NUMBER.

         The Board of Directors shall consist of one or more members, the exact number to be determined from time to time by stockholders or the Board of Directors, but no decrease in such number shall have the effect of shortening the terms of any incumbent director.

SECTION 6. ELECTION AND TERM.

         At each annual meeting the stockholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office, disqualification or death.



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SECTION 7. VACANCIES.

         Any vacancy occurring on the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the stockholders.

SECTION 8. REMOVAL OF DIRECTORS.

         At a meeting of stockholders called expressly for the purpose of removing any director or the entire Board of Directors, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority in voting power of the outstanding shares then entitled to vote on an election of directors.

SECTION 9. QUORUM AND VOTING.

         A majority of the number of directors fixed pursuant to Section 5 of
Article II of these By-Laws shall constitute a quorum for the transaction of business. The act of the majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 10. DIRECTOR CONFLICTS OF INTEREST.

         No contract or transaction between this corporation and one or more of its directors or officers or between this corporation and any other corporation, partnership, association or other entity in which one or more of the directors or officers are directors or officers or are financially interested, shall be either void or voidable solely for this reason or solely because such director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes such contract or transaction or solely because his or their votes are counted for such purpose, if:

         The material facts as to such relationship or interest and as to the contract or transaction are disclosed to or known by the Board of Directors or committee, and the Board of Directors or committee authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though less than a quorum; or

         The material facts as to such relationship or interest and as to the contract or transaction are disclosed to or known by the stockholders entitled to vote thereon and they authorize such contract or transaction in good faith by vote or written consent; or




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         The contract or transaction is fair as to the corporation at the time it is authorized, approved or ratified by the Board of Directors, a committee or the stockholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes such contract or transaction.

SECTION 11. EXECUTIVE AND OTHER COMMITTEES.

         The Board of Directors may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority for: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by applicable law to be submitted to stockholders for approval; or (ii) adopting, amending or repealing any By-Law of the corporation. The Board of Directors may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

SECTION 12. PLACE OF MEETINGS.

         Regular and special meetings of the Board of Directors may be held within or without the State of Delaware.

SECTION 13. TIME, NOTICE AND CALL OF MEETINGS.

         Regular meetings of the Board of Directors shall be held without notice at such times as the Board of Directors may fix. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, telegram or telecopy at least two days before the meeting or by notice mailed to the director at least five (5) days before the meeting.

         Notice of the meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.




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

         Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

         Meetings of the Board of Directors may be called by the Chairman of the Board of Directors, by the President or by any two directors.

         Members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

SECTION 14. ACTION WITHOUT A MEETING.

         Any action required to be taken at a meeting of the directors of a corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors, or all of the members of the committee, as the case may be, is filed within the minutes of the proceedings of the Board of Directors or of the committee. Such consent shall have the same effect as a unanimous vote.




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

                                  ARTICLE III.

                                    OFFICERS

SECTION 1. OFFICERS.

         The officers of this corporation shall consist of a the Chairman of the Board, the Vice-Chairman, the President, the Secretary and the Treasurer, and may also include one or more Vice-Presidents, each of whom shall be elected by the Board of Directors at a meeting of directors following the annual meeting of stockholders of this corporation, and shall serve until their successors are chosen and qualified. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person. The failure to elect the Vice-Chairman of the Board, President, Secretary, Treasurer or any Vice-President shall not affect the existence of this corporation.

SECTION 2. DUTIES.

         The officers of this corporation shall have the following duties:

         The Chairman of the Board shall, subject to the direction and oversight of the Board of Directors, oversee the business plans and policies of the corporation, and shall oversee the implementation of those business plans and policies. The Chairman of the Board shall report to the Board of Directors, shall preside at meetings of the Board of Directors and of its Executive Committee, and shall have general authority to execute bonds, deeds and contracts in the name of and on behalf of the corporation.

         The Vice-Chairman of the Board shall, in the absence or disability of the Chairman of the Board, be vested with and shall perform all powers and duties of the Chairman of the Board.

         The President of the corporation shall be the chief executive and operating officer of the corporation and have general and active management of the business affairs of the corporation, subject to the direction of the Board of Directors, and shall preside at all meetings of stockholders.

         The Vice-President, if one or more is elected or appointed, shall have all of the duties normally performed by the President when the President is unable or unavailable to act, by order of seniority. Otherwise, his duties shall be subject to the direction of the President and the Board of Directors.




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

         The Secretary shall have custody of, and maintain, all of the corporate records, except the financial records; shall record the minutes of all meetings of the stockholders and Board of Directors, send all notices of meetings out, and perform such other duties as may be prescribed by the Board of Directors or the President.

         The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of stockholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

SECTION 3. REMOVAL OF OFFICERS.

         Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby. Any officer or agent elected by the stockholders may be removed only by vote of the stockholders, unless the stockholders shall have authorized the directors to remove such officer or agent. Any vacancy, however occurring, in any office, may be filled by the Board of Directors, unless the By-Laws shall have expressly reserved such power to the stockholders.

         Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

                                   ARTICLE IV.

                                INDEMNIFICATION

SECTION 1. RIGHT TO INDEMNIFICATION.

         The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the written request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee.




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

Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article IV, the corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors.

SECTION 2. PREPAYMENT OF EXPENSES.

         The corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, PROVIDED, HOWEVER, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article IV or otherwise.

SECTION 3. CLAIMS.

         If a claim for indemnification or advancement of expenses under this
Article IV is not paid in full within sixty (60) days after a written claim therefor by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

SECTION 4. NONEXCLUSIVITY OF RIGHTS.

         The rights conferred on any Indemnitee by this Article IV shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 5. OTHER SOURCES.

         The corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.




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SECTION 6. AMENDMENT OR REPEAL.

         Any repeal or modification of the foregoing provisions of this Article IV shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

SECTION 7. OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES.

         This Article IV shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

                                   ARTICLE V.

                               STOCK CERTIFICATES

SECTION 1. ISSUANCE.

         Every holder of shares in this corporation shall be entitled to have a certificate, representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

SECTION 2. FORM.

         Certificates representing shares in this corporation shall be signed by the Chairman of the Board, the Vice-Chairman of the Board, the President and the Secretary or an Assistant Secretary, if any, or any Vice-President and may be sealed with the seal of this corporation or a facsimile thereof. Any or all signatures on the certificate may be facsimiles. In case any officer, transfer agent or registrar who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issuance.

         In the event the corporation is authorized to issue more than one class or series of stock, every certificate representing shares issued by this corporation shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the corporation will furnish to any stockholder upon request and without charge a full statement of, the powers, designations, preferences, and relative, participating or other special rights of the shares of



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

each class or series of stock authorized to be issued, and the qualifications, limitations or restrictions of such preferences and/or rights.

         Each certificate representing shares shall state upon the face thereof: the name of the corporation; that the corporation is organized under the laws of the State of Delaware; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value.

SECTION 3. TRANSFER OF STOCK.

         The corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney, and the signature of such person has been guaranteed by a commercial bank or trust company or by a member of the New York Stock Exchange or the American Stock Exchange.

SECTION 4. LOST, STOLEN OR DESTROYED CERTIFICATES.

         The corporation may issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, stolen or destroyed; (b) requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the corporation may direct, to indemnify the corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, theft or destruction of a certificate; and (d) satisfies any other reasonable requirements imposed by the corporation.

                                   ARTICLE VI.

                               BOOKS AND RECORDS

         This corporation shall keep correct and complete books and records of accounts and shall keep minutes of the proceedings of its stockholders, Board of Directors and committees of the Board of Directors.

         Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.





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

                                  ARTICLE VII.

                                   DIVIDENDS

         The Board of Directors of this corporation may, from time to time, declare and the corporation may pay dividends on its shares in cash, property or its own shares, to the full extent permitted by law.

                                  ARTICLE VIII.

                                 CORPORATE SEAL

         The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the year of incorporation, and the word "seal"; it may be any of a facsimile, engraved, printed or impression seal.

                                   ARTICLE IX.

                                   AMENDMENT

         These By-Laws may be repealed or amended, and new By-Laws may be adopted, either by the Board of Directors or the stockholders, but the Board of Directors may not amend or repeal any by-law adopted by the stockholders if the stockholders specifically provide that such by-law shall not be subject to amendment or repeal by the directors.





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